[Letterhead of Citigroup]	Exhibit 10.17

June 15, 2005

Fall River Capital

1170 N. Port Washington Road

P.O. Box 40

Mequeon, WI 530.92

Attention: Mr. Doug Wambach

Re:	Management Agreement Renewals

Dear Mr. Wambach:

We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the “Management Agreements”). We are extending the term of the Management Agreements through June 30, 2006 and all other provisions of the Management Agreements will remain unchanged.

•	CTA Capital LLC
•	Citigroup Emerging CTA L.P.

Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Mr. Daniel McAuliffe at the address above or fax to 212-793-1986. If you have any questions I can be reached at 212-559-5043.

Very truly yours,

CITIGROUP MANAGED FUTURES LLC

By:	/s/ Daniel R. McAuliffe, Jr.
Daniel R. McAuliffe, Jr. Chief Financial Officer & Director

By:	/s/ Michael Striano

Print Name: Michael Striano

DRMcA/sr